SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2013

Goldspan Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-146442	26-3342907
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

836 S. Vance St., Unit E, Lakewood, Colorado	80226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 875-1044

_______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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SECTION 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

Effective July 24, 2013, we issued a total of 400,000 shares of our newly designated Class A Convertible Preferred Stock to our officers and directors Phillip Allen and Iain Stewart as follows:

- Phillip Allen – 250,000 shares

- Iain Stewart – 150,000 shares

This issuance was exempt under Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering.

SECTION 5 – Corporate Governance And Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 19, 2013, Ron Ruby and Robert Carey resigned from all board of directors and officer positions with our company. There were no known disagreements with either of our resigning officers or directors regarding our operations, policies, or practices. On July 23, 2013, our board of directors voted to accept these resignations. Also on July 23, 2013, our board of directors voted to appoint David Hedderly-Smith as Chief Operating Officer and to appoint Phillip Allen as our Chief Executive officer. David Hedderly-Smith will also retain his current position as Chairman of our Board of Directors. Phillip Allen will also retain his current positions as President and a member of the Board of Directors.

David Hedderly-Smith, Ph.D., P. Geo., Chief Operating Officer and Chairman of the Board, has nearly 40 years of varied experience in the minerals exploration industry. Since the early 1970s, he has worked as a staff exploration geologist for major mining companies and junior exploration companies, a state regulator (three years as the Deputy Director for Minerals in Alaska's Department of Natural Resources in the 1980s), a consultant, and a property owner.

Since leaving Alaska's government in 1984, he has worked throughout Alaska, the Western United States and Western Canada as a consultant to major and junior mining and energy companies, Alaskan native corporations, and governmental entities on base and precious metal, uranium, specialty metal, coal, tar sands and water projects.

He obtained his MS in geological sciences from the University of Washington in 1975 and his PhD in geology/geochemistry from the University of Utah in 1997. David currently serves as a senior consultant to several Canadian junior exploration companies and is also a director of Alix Resources, a Canadian junior company listed on the TSX-Ventures Exchange.

Phillip Allen, our Chief Executive Officer, began serving with Goldspan Resources when he was appointed President and Director on December 5, 2012. He has over 25 years of varied experience structuring, staffing, managing and helping to fund start up and development stage companies. He has served as President, CEO and Chairman of fully reporting companies he has helped take public on the Over the Counter Bulletin Board. Since February of 2007, Mr. Allen has served as Founder and President of Strategic Development Partners, a boutique capital consulting firm targeting start-up and development stage companies seeking funding, strategic development planning and marketing assistance. Mr. Allen has, for over two decades, provided leadership to start-up companies as a senior management, founder or consultant. Mr. Allen was involved at the senior management or consulting levels of a number of hi-tech companies that he facilitated taking public through reverse mergers. Mr. Allen has personally facilitated the structuring and start-up planning and funding for numerous clients throughout the United States, as well as the Peoples Republic of China. Mr. Allen, through Strategic Development Partners, has been responsible for the capital structure, staffing, seed/first stage funding and strategic planning for two major networks in China, while providing strategic advice and counsel to its founding officers, directors, consultants and advisors to qualify them to trade on the OTC.BB.

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Mr. Allen has a BS and a BA in business, education and philosophy from Central Michigan University (CMU), and MA in General Educational Administration from CMU in 1980 and has completed doctoral work in labor and industrial relations at Michigan State University.

We have not entered into any employment agreements or consulting agreements with any of our executive officers. There are no arrangements or plans in which we provide pension, retirement or similar benefits for executive officers. Our executive officers currently do not receive any regular fixed compensation.

Item 5.03 Amendment to Articles of Incorporation or Bylaws

On July 8, 2013, pursuant to a previously-obtained written consent of the majority of our shareholders, we filed a Certificate of Amendment to our Articles of Incorporation. The Certificate of Amendment amends our articles of incorporation to authorize up to ten million (10,000,000) shares of preferred stock, par value $0.001 per share. Under the amendment to our Articles of Incorporation, our board of directors has the authority to issue shares of preferred stock, and it is further authorized to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including.

Effective July 24, 2013, our Board of Directors voted to designate a class of preferred stock entitled Class A Convertible Preferred Stock, consisting of up to one million (1,000,000) shares, par value $0.01. The rights of the holders of Class A Convertible Preferred Stock are defined in the relevant Certificate of Designation filed with the Nevada Secretary of State, a copy of which is filed herewith as Exhibit 3.2. Under the Certificate of Designation, holders of Class A Convertible Preferred Stock will participate on an equal basis per-share with holders of our common stock in any distribution upon winding up, dissolution, or liquidation. Holders of Class A Convertible Preferred Stock are entitled to vote together with the holders of our common stock on all matters submitted to shareholders at a rate of one hundred (100) votes for each share held. Holders of Class A Convertible Preferred Stock are also entitled, at their option, to convert their shares into shares of our common stock on a 1 for 1 basis.

Item 9.01 Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
3.1	Certificate of Amendment
3.2	Certificate of Designation
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goldspan Resources, Inc.
/s/ Phillip Allen
Phillip Allen President
Date: July 26, 2013

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